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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 4, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to the Shareholders and Trustees of SEI Asset Allocation Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Philadelphia, PA
July 25, 2001